Ex-99.77O: Transactions effected pursuant to Rule 10f-3

Transaction effected pursuant to Rule 10f-3

1.	Series Number: 48

2.	Fund: Northern Funds Multi-Manager High Yield Opportunity Fund

3.	Adviser or Sub-Adviser: Loomis, Sayles & Company L.P.

4.	Issuer: Royal Bank of Scotland GRP PLC

5.	Date Offering Commenced: 11/27/2012

6.	Underwriter(s) from whom purchased: Natixis Securities North America

7.	Affiliated Underwriter managing or participating in syndicate: Natixis Securities North America

8.	List Members of Underwriting Syndicate: Citigroup Global Markets, Inc., RBS Securities, Inc., ABN AMRO Securities USA LLC, Banco Santander (U.S.), BMO Capital Markets Corp., Morgan Stanley & Co., Inc., BNY Mellon Capital Markets, LLC, CIBC World Markets, Inc., Commerz Markets LLC, Danske Markets, Intesa Sanpaolo/NY, LLoyds TSB Bank PLC, nabSecurities LLC, Natixis/New York, NY

9.	Aggregate principal amount or number of shares of purchase: $108,101.698

10.	Aggregate principal amount or total number of shares of offering: $2,250,000.00

11.	Unit Price: $99.923

12.	Purchase Price (net of fees/expenses): $99.923

13.	Commission, spread or profit: 0.40%

14.	Have the following conditions been satisfied? YES or NO

a.

The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of government securities: YES

b.

The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated: YES

c.	The underwriting was a firm commitment underwriting: YES

d.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during that same period: YES

e.

In respect of any securities other than Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors), or in respect of Eligible Municipal Securities, the issue has received an investment grade rating from an NRSRO or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operation of any predecessors), it has received one of the three highest ratings from at least one such NRSRO: YES

f.

The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser) exercises investment discretion did not exceed 25% of the principal amount of the offering: YES

g.	No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase: YES

Transaction effected pursuant to Rule 10f-3

1.	Series Number: 48

2.	Fund: Northern Funds Multi-Manager High Yield Opportunity Fund

3.	Adviser or Sub-Adviser: Loomis, Sayles & Company L.P.

4.	Issuer: Jefferies Group

5.	Date Offering Commenced: 1/15/2013

6.	Underwriter(s) from whom purchased: Natixis Securities North America
7.	Affiliated Underwriter managing or participating in syndicate: Natixis Securities North America

8.	List Members of Underwriting Syndicate: Jefferies & Co., Barclays Capital, BNY Mellon Capital Markets, LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deustche Bank Securities, Inc., HSBC Securities, JPM Securities, JP Morgan Securities, Keefe Bruyette & Woods, Knight Capital Americas LP, Merrill Lynch Pierce Fenner and Smith, Morgan Stanley and Co., Natixis Securities North America, Oppenheimer & Co., RBC Capital Markets, LLC, Sandler O’Neill & Partners, Stephens, Inc., Stifel Nicolaus & Co., and US Bancorp Investments, Inc.

9.	Aggregate principal amount or number of shares of purchase: $1,300,000

10.	Aggregate principal amount or total number of shares of offering: $400,000

11.	Unit Price: $100.00

12.	Purchase Price (net of fees/expenses): $98.79

13.	Commission, spread or profit: 0.875%

14.	Have the following conditions been satisfied? YES or NO

a.

The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of government securities: YES

b.

The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated: YES

c.	The underwriting was a firm commitment underwriting: YES

d.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during that same period: YES

e.

In respect of any securities other than Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors), or in respect of

Eligible Municipal Securities, the issue has received an investment grade rating from an NRSRO or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operation of any predecessors), it has received one of the three highest ratings from at least one such NRSRO: YES

f.

The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser) exercises investment discretion did not exceed 25% of the principal amount of the offering: YES

g.	No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase: YES

Transaction effected pursuant to Rule 10f-3

1.	Series Number: 48

2.	Fund: Northern Funds Multi-Manager High Yield Opportunity Fund

3.	Adviser or Sub-Adviser: Loomis, Sayles & Company L.P.

4.	Issuer: Jefferies Group

5.	Date Offering Commenced: 1/15/2013

6.	Underwriter(s) from whom purchased: Natixis Securities North America

7.	Affiliated Underwriter managing or participating in syndicate: Natixis Securities North America

8.	List Members of Underwriting Syndicate: Jefferies & Co., Barclays Capital, BNY Mellon Capital Markets, LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deustche Bank Securities, Inc., HSBC Securities, JPM Securities, JP Morgan Securities, Keefe Bruyette & Woods, Knight Capital Americas LP, Merrill Lynch Pierce Fenner and Smith, Morgan Stanley and Co., Natixis Securities North America, Oppenheimer & Co., RBC Capital Markets, LLC, Sandler O’Neill & Partners, Stephens, Inc., Stifel Nicolaus & Co., and US Bancorp Investments, Inc.

9.	Aggregate principal amount or number of shares of purchase: $625,000

10.	Aggregate principal amount or total number of shares of offering: $600,000

11.	Unit Price: $100.00

12.	Purchase Price (net of fees/expenses): $99.721
13.	Commission, spread or profit: 0.45%

14.	Have the following conditions been satisfied? YES or NO

a.

The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of government securities: YES

b.

The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated: YES

c.	The underwriting was a firm commitment underwriting: YES

d.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during that same period: YES

e.

In respect of any securities other than Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors), or in respect of Eligible Municipal Securities, the issue has received an investment grade rating from an NRSRO or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operation of any predecessors), it has received one of the three highest ratings from at least one such NRSRO: YES

f.

The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser) exercises investment discretion did not exceed 25% of the principal amount of the offering: YES

g.	No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase: YES